SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Second Amendment”) is made as of April 4, 2019 (the “Effective Date”), by and between RH Cell Therapeutics Corp. (“Purchaser”) and Vital Therapies, Inc. (“Seller”). The words and terms defined in the Asset Purchase Agreement (defined below) shall have the same meaning when used in this Second Amendment unless the context expressly requires otherwise

RECITALS

A.Whereas, on March 13, 2019 Seller and Purchaser entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) in connection with a purchase and sale of certain ELAD System related assets, or the Purchased Assets, as amended by the First Amendment to Asset Purchase Agreement entered into the parties on March 27, 2019 (“First Amendment”).

B. Whereas, Purchaser has not deposited the remaining balance of the Escrow Amount into the Escrow Account in accordance with the provisions of the Agreement, as amended by the First Amendment, and has requested additional time in order to fund the balance of the Escrow Amount.

C.Whereas, Purchaser is willing to deposit into the Escrow Account an additional $100,000 in immediately available funds upon execution of this Second Amendment.

D.Whereas, in consideration for the additional time to fund the Escrow Account Purchaser has agreed to waive the provisions of Section 5.07 of the Agreement and delete the provision from the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of and in reliance upon the covenants herein contained the parties agree as follows:

1.Additional Deposit into Escrow Account. Purchaser shall, by wire transfer of immediately available funds, wire to the Escrow Agent the amount of One Hundred Thousand US Dollars ($100,000) no later than 5:00 PM PST on April 8, 2019. Failure to make the additional deposit shall be deemed a material breach of the Agreement.

2.Extension of Escrow Funding Period. Section 2.03 of the Asset Purchase Agreement is hereby further amended to change the date for Purchaser to wire transfer to the Escrow Agent the remaining Escrow Amount ($1,250,000, after the additional deposit), for deposit into the Escrow Account to no later than 5:00 PM PST on April 15, 2019.

3.Deletion of Section 5.07. Section 5.07 of the Agreement is hereby deleted in its entirety and said section shall be intentionally left blank.

4.Amendment to Section 7.01. Section 7.01 of the Agreement is hereby amended to add the following clause (e):

“(e) by Seller if Seller elects to sell all or some of the ELAD System related assets (designated herein as Purchased Assets) to a third party.”

5.Amendment to Section 7.02. Section 7.02 of the Agreement is hereby amended to add the following clause (d):

“(d) In the event of a termination of this Agreement pursuant to Section 7.01(e), any Escrow Amount deposited by the Purchaser shall be refunded to the Purchaser from the Escrow Account. The Deposit shall be retained by the Seller.”

6.Other Terms of the Asset Purchase Agreement. Except as amended herein, all other terms, covenants and conditions of Asset Purchase Agreement, shall remain in full force and effect.

7.Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date.

SELLER

Vital Therapies, Inc.

_____________________________________________
By: Duane Nash
Title: President and Chief Executive Officer

PURCHASER

RH Cell Therapeutics Corp.

_____________________________________________
By: Haibin Ruan
Title: President and Chief Executive Officer